Exhibit 10.20

                          SFBC New Drug Services, Inc.

                             1190 Biscayne Boulevard

                              Miami, Florida 33181

                                 March 13, 2004

Drug Research Services, Inc.
415 McFarlan Road, Suite 201
Kennett Square, PA 19348
Attention:  Dr. Alfonso Tobia, President

         RE:  ASSET PURCHASE AGREEMENT

Dear Dr. Tobia:

         SFBC New Drug Services, Inc., a Florida corporation (the "Company"), in connection with our discussions regarding the Earn-Out, has agreed to offer Drug Research Services, Inc., formerly known as New Drug Services, Inc. ("NDS"), a Delaware corporation, the following terms and conditions in connection with the modification of certain payments under the Earn-Out contained in the Asset Purchase Agreement dated September 6, 2002, by and among the Company, SFBC International, Inc. ("SFBC"), and New Drug Services, Inc. ("Asset Purchase Agreement"). These terms provide for guaranteed advance payments in exchange for a reduction in the total amount of the Earn-Out due to NDS if, as and when earned. If these terms and conditions reflect our discussions and are acceptable to NDS, please execute a copy of this letter agreement ("Amendment"), and return it to the Company at the above address. Capitalized terms herein shall have the same meaning ascribed to them as in the Asset Purchase Agreement.

         The Company shall make an advance payment of the Level 1 Earn-Out referenced in Section 4.03 (a) of the Asset Purchase Agreement in the amount of $400,000 no later than March 31, 2004.

         The Company shall make an advance payment of the Level 2 Earn-Out referenced in Section 4.03 (b) of the Asset Purchase Agreement in the amount of $150,000 no later than March 31, 2004.

         In consideration for these payments, the Earn-Out and any payments thereunder shall be reduced by 12.1875%. The maximum cumulative amount payable for Level 1 Earn-Out shall be reduced to $3,512,500 and the amount otherwise payable by the Company for Level 2 Earn-Out shall be reduced to a maximum of $2,919,766 making the maximum total Earn-Out payable under the Asset Purchase Agreement $6,432,266. The final two installments of the advance payments of Level 2 Earn-Out Referenced in Section 4.03 (b) of the Asset Purchase Agreement shall be reduced by $75,000 each, and the reduced amount shall be paid when due.

         Except as otherwise provided herein, the Asset Purchase Agreement is not otherwise amended, and is hereby confirmed and ratified in all respect by the Company, NDS, and SFBC. All payments made to NDS under the Agreement and this Amendment shall be made subject to


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Drug Research Services, Inc.
March 13, 2004
Page 2

applicable withholding requirements as may be required by law. NDS agrees to indemnify the Company and hold the Company harmless from any and all taxes, penalties, and other assessments that the Company is, or may become, obligated to pay on account of any payments made to NDS under the Agreement and this Amendment.

         This Amendment sets forth the entire agreement between the Company and NDS and supersedes any and all prior and contemporaneous oral and written agreements and understandings between the Company and NDS concerning its subject matter. This Amendment shall be governed by and construed in accordance with the laws of the State of Florida, without regard to conflict of laws principles.

         This Amendment may be executed in separate counterparts and by facsimile, and each such counterpart shall be deemed an original, and together one agreement.

                                                     Sincerely,

                                                     /s/ Dr. Michael P. Adams
                                                     -------------------------
                                                     Dr. Michael P. Adams
                                                     Chief Executive Officer

SFBC International, Inc.


By: /s/ Arnold Hantman
    ----------------------------
      Arnold Hantman
      Chief Executive Officer

ACCEPTED AND AGREED TO, This ___ day of March, 2004.

Drug Research Services, Inc.

/s/ Dr. Alfonso Tobia
--------------------------------
Dr. Alfonso Tobia, President

/s/ Dr. Alfonso Tobia
--------------------------------
Dr. Alfonso Tobia